SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              INFORMATION STATEMENT
                            PURSUANT TO SECTION 14(C)
               OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                                  SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

|_|   Preliminary Information Statement

|X|   Definitive Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                                SEARCHHELP, INC.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

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      (2)   Aggregate number of securities to which the transaction applies:

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            pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (5)   Total fee paid:

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      paid previously. Identify the previous filing by registration statement
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

                                SEARCHHELP, INC.
                          1055 Stewart Avenue, Suite 12
                            Bethpage, New York, 11714

                              INFORMATION STATEMENT
         PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,
           AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                  INTRODUCTION

This notice and information statement (the "Information Statement") was mailed on or about March 23, 2005 to the stockholders of record, as of March 8, 2005, of SearchHelp, Inc., a Delaware corporation (the "Company") pursuant to Section 14(c) of the Exchange Act to inform the Stockholders that the majority stockholders of the Company executed a written consent dated as of February 28, 2005 providing for an amendment to the Company's Certificate of Incorporation increasing its authorized shares of common stock from 100 million to 250 million and authorizing 25 million shares of preferred stock. This notice and information statement attached hereto shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the "DGCL").

Our board of directors has unanimously approved the increase in our authorized share capital, as have stockholders representing a majority of our issued and outstanding shares of common stock. Accordingly, your approval is not required and is not being sought.

Please read this notice carefully. It describes the increase in our authorized share capital and contains certain related information. The certificate of amendment effectuating the increase in our authorized share capital is attached to this Information Statement as Appendix A. Additional information about the Company is contained in its current and periodic reports filed with the United States Securities and Exchange Commission (the "Commission"). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission's EDGAR archives at http://www.sec.gov/index.htm.

The principal executive office of the Company is located at 1055 Stewart Avenue, Suite 12, Bethpage, New York, 11714. The Company's telephone number is (516) 922-4765.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                                SEARCHHELP, INC.
                          1055 Stewart Avenue, Suite 12
                            Bethpage, New York, 11714

                              INFORMATION STATEMENT
          PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

To our Stockholders:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to a Written Consent of the Majority Stockholders of the Company:

1. An increase in the authorized shares of common stock of the Company from 100 million to 250 million such shares and the authorization of 25 million shares of preferred stock, to be effective as of the filing of an amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State, attached hereto as Appendix A.

      The Board of Directors has fixed the close of business on March 8, 2005, as the Record Date for determining the Stockholders entitled to Notice of the foregoing.

      The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

      This Information Statement will serve as written Notice to stockholders pursuant to Section 228(e) of the DGCL.

            THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER
                                DESCRIBED HEREIN.

                                       By order of the Board of Directors,

                                       /s/ William Bozsnyak
                                       -----------------------------------------
March 21, 2005                         William Bozsnyak
                                       Chief Executive Officer

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Information Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION INCREASING THE AUTHORIZED SHARES OF COMMON STOCK TO TWO HUNDRED AND FIFTY MILLION AND AUTHORIZING TWENTY-FIVE MILLION SHARES OF PREFERRED STOCK

In order to cover future contingencies and financings, the Company will be required to authorize and issue a greater number of shares of Common Stock than is presently available therefor. Consequently, the Board of Directors has determined to increase the Company's authorized share capital to two hundred and fifty million (250,000,000) shares of Common Stock, in addition to authorizing twenty-five million (25,000,000) shares of "blank check" preferred stock.

Establishment of the authority to issue preferred stock was approved because the Board of Directors believes that it is advisable and in the best interests of the Company to have available shares of preferred stock to provide the Company with greater flexibility in financing the continued operations of the Company and undertaking capital restructuring, financing and future acquisitions. The Company believes that the "blank check" preferred stock will provide the Company with a capital structure better suited to meet its short and long term capital needs. Having "blank check" preferred stock available for designation and subsequent issuance will permit the Company to negotiate the precise terms of an equity instrument by simply creating a new series of preferred stock without incurring the cost and delay in obtaining stockholder approval. This will allow the Company to more effectively negotiate with, and satisfy the precise financial criteria of, any investor or transaction in a timely manner.

Consequently, once the certificate of amendment to the Company's Certificate of Incorporation has been filed, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of such preferred stock will be determined by the Company's Board of Directors, without the necessity of obtaining approval of the stockholders.

The Company presently has no plans or commitments requiring the authorization of additional shares, whether common stock or preferred stock.

The Board has unanimously approved, and stockholders owning a majority of the shares of Common Stock issued and outstanding have consented in writing to, the afore-mentioned increase in the Company's authorized shares of capital stock.

The Authorization

The Company has obtained stockholder approval for the authorization of an additional one hundred and fifty million (150,000,000) shares of Common Stock,
0.0001 par value per share and twenty-five million (25,000,000) shares of "blank check" preferred stock, par value $0.0001 per share, and the amendment to its Certificate of Incorporation effectuating such amendments. The amendment, attached hereto as Appendix A, will be filed with the Secretary of State of the State of Delaware as soon as practicable after the period ending twenty (20) days following the date this Information Statement is mailed to our stockholders of record on March 8, 2005.

DESCRIPTION OF SECURITIES

General

We are authorized by our certificate of incorporation to issue an aggregate of 100,000,000 shares of common stock, $.0001 par value per share. We are not presently authorized to issue preferred stock. As of the record date of March 8, 2005, an aggregate of 28,485,033 shares of our common stock were issued and outstanding. All outstanding shares of common stock are of the same class and have equal rights and attributes.

Common stock

We are presently authorized to issue 100,000,000 shares of common stock, $.0001 par value per share, of which 28,485,033 shares were issued and outstanding as of the record date of March 8, 2005. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock:

      o have equal ratable rights to dividends from funds legally available therefor, if and when declared by our board of directors;

      o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

      o do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and

      o are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company, located at 59 Maiden Lane, Plaza Level, New York, NY 10038.

Financial and Other Information

Financial Statements
See Appendix B

MANAGEMENT'S DISCUSSION AND ANALYSIS

FORWARD LOOKING STATEMENTS

Except for the historical information contained herein, the matters discussed below or elsewhere in this quarterly report may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. The Company makes such forward-looking statements under the provisions of the "safe harbor" section of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the Company's views and assumptions based on information currently available to management. Such views and assumptions are based on, among other things, the Company's operating and financial performance over recent years and its expectations about its business for the current and future fiscal years. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Such statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, (a) the Company's ability to secure necessary capital in order to continue to operate, (b) the Company's ability to complete and sell its products and services, (c) the Company's ability to achieve levels of sales sufficient to cover operating expenses, (d) prevailing economic conditions which may significantly deteriorate, thereby reducing the demand for the Company's products and services, (e) regulatory or legal changes affecting the Company's business, (f) the effectiveness of the Company's relationships in the indoor air quality business, (g) the effectiveness of the indoor air quality compound in which the Company invested, (h) the effectiveness of its relationship with Digital Card Systems, Inc. and (i) the Company's ability to effect necessary changes to its contractual relationships.

LIQUIDITY AND CAPITAL RESOURCES

The Company's liquidity and capital needs relate primarily to working capital and other general corporate requirements. To date, the Company has funded its operations by issuing notes and by the sale of common stock. From inception through December 31, 2003, the Company raised net cash proceeds of $1,543,278 from sales of common stock and the conversion of $104,075 of indebtedness into common stock. From January 2004 through September 30, 2004 the Company raised additional cash proceeds of $1,117,000 through a private placement of its shares of common stock at a purchase price of $.25 per share. As of March 5, 2005, the Company's cash for operations was approximately $18,000. The Company has enough cash for operations until March 30, 2005. Since inception, the Company has not received any significant cash flow from operations. As of December 31, 2003, the Company had cash and cash equivalents of $271,800 and a working capital deficiency of $145,556. At September 30, 2004, the Company had cash and cash equivalents of $75,200 and a working capital deficiency of $352,193. Based on the lack of revenue and the Company's current expense levels, management estimates that the Company has enough capital resources to fund its operations only until mid to late March 2005. If the Company does not generate substantial revenues from the sales of its products in an amount necessary to meet its cash needs, the Company would need additional financing to continue to operate past March 2005. As the Company increases sales from its products and services, the Company expects to increase cash flow from operations.

Net cash used in operating activities from inception through September 30, 2004 was $1,725,826 and for the nine months ended September 30, 2004 and 2003 was $374,949 and $584,729 respectively.

Net cash used in investing activities for the nine months ended September 30, 2004 and 2003 was $797,400 and $33,625, respectively, and since inception through September 30, 2004 net cash used in investing activities was $1,105,681. The use of cash funds in investing activities since inception has been property, asset and license acquisitions and software development costs.

Net cash provided from financing activities was $2,906,707 from inception through September 30, 2004 of which $1,464,149 and $14,322 was generated in the years ended December 31, 2003 and 2002, respectively. Net cash provided from financing activities for the nine months ended September 30, 2004 and 2003 was $975,749 and $636,842 respectively. The cash flow provided from financing activities was primarily derived from the net cash received from the sale of the Company's securities and the proceeds from notes and loans payable.

The Company used a large portion of the funds it raised since its inception for the extensive independent testing and development of the Company's Sentry at Home software, formerly known as "Spike". The Company paid approximately $200,000 to an independent consultant Sahba Samet and his company, Edocusign, Inc. ("Edocusign"), to develop this product over a two year period. The Company also granted Edocusign, an option to purchase 750,000 shares of the Company's common stock at a purchase price of $ .62 per share. Edocusign finished a beta version of the product in August 2003. In September 2003, SearchHelp hired E2TechLabs, LLC to conduct an independent test of both Sentry products. After a month of testing, E2TechLabs opined that the products' infrastructure needed additional work to meet the security standards set by the Company. E2TechLabs gave Edocusign a list of changes to make. E2TechLabs continued to test the products as the changes were made. These changes, plus the additional testing, took six months to implement.

From September 2003 through the end of March 2004, the testing costs totaled $195,000, approximately $150,000 over budget. The cost overruns occurred because the Company set strict security parameters so children would not be able to bypass or override the Sentry software without their parent's knowledge. Most of the software in the marketplace of filtering out inappropriate content have these security holes. However, the Company wanted to release a product that did not accept these security holes as commonplace. In total, the Company had unexpected cost overruns of approximately $198,000.

The other area in which the Company has used a large part of its raised capital is in its Indoor Air Quality division. The Company has spent $500,000 to purchase a royalty interest from Environmental Commercial Technology, Inc. ("ECT"), a company that was granted the rights to market a compound for mold remediation which apparently has the ability to kill and prevent the growth of mold and fungus in an environmentally safe manner.

Since the Company does not have sufficient cash to operate, the Company's Chief Financial Officer and Chief Technical Officer have, as of November 1, 2004, agreed not to take their salaries until the Company is in a position to pay such salaries. They have also agreed that their salaries will not accrue. Both the Chief Financial Officer and Chief Technical Officer have each been granted an option to purchase 50,000 shares of the Company's common stock at a purchase price of $.25 per share. These options will fully vest in 90 days from the date of grant and expire in 5 years. The Company's Chief Executive Officer and President are also not taking or accruing their salaries.

Management expects to raise additional capital to allow the Company to continue to operate for the next six to seven months without revenues. To date, the Company's CEO has provided the necessary capital to allow the Company to continue to operate.

THE COMPANY'S BUSINESS AND PLAN OF OPERATION

The Company's new business plan is directing its efforts on investigating opportunities that will improve family safety and well being. The Company is currently focusing on two specific areas, family software through its subsidiary, FamilySafe, Inc. ("FamilySafe") and digital identification and security issues in both the public and private sectors, through its subsidiary, Digital I.D. Systems, Inc.

FAMILY SAFE

Generally

FamilySafe owns the technology for the Company's two software products, Sentry At Home and Sentry Remote. Sentry At Home is a comprehensive online monitoring software package, whereby parents set the security permission levels for their children. It enables parents to monitor their child's behavior on the Internet by blocking and filtering out inappropriate web sites on AOL, Netscape, Internet Explorer and MSN. It also protects children from potential online predators by monitoring Instant Messaging applications and chat rooms. Sentry Remote enables parents to monitor their child's behavior on the Internet, but it can also be used remotely while the parent is not at home. It allows parents to see on their computer screens exactly what their children are seeing on their home screens and they can intervene if necessary. With Sentry Remote, parents are able to be an active participant in their children's Internet experience from any computer that is online.

In October 2004, the Company decided to outsource all future required testing to Paradigm InfoTech, a company in India. Since testing will be an ongoing process, it can be achieved at a more reasonable rate by outsourcing, compared to having the testing conducted in-house. All new programming must be tested, even if it is only a small component of a larger existing element of the software. The slightest change made to the software's source code must be tested before being released to the public. Testing for the Sentry products will continue in three areas. First, upgrades and enhancements are done on a continual basis to prolong the lifecycle of the products and as new enhancements and upgrades are completed, each item must be tested for potential bugs. Testing is also performed to make certain that each new component does not adversely affect the existing software. Finally, as with all software, the testing must assure compatibility with all third party software and new hardware platforms.

In order to market and sell the Sentry products, the Company had entered into an exclusive manufacturing, marketing and distribution agreement with Family Trusted Products, LLC ("FTP"), a company dedicated to creating technology-based products that reinforce the importance of safety for children. FTP's digital I.D. products have the support of the National Center for Missing & Exploited Children (NCMEC). The Company felt that an association with a company like FTP, who was affiliated to NCMEC would significantly reduce marketing expenses and fast track the products to market. The Company spent April 2004 and May 2004 private labeling the Sentry products for FTP, at their request. Both Sentry products are complete and have been ready to be manufactured since May 2004. However, marketing was not commenced, and therefore, to date no products have been sold. The Company plans to enter into a mutual termination of the arrangement with FTP and to distribute the products under its own control. The Company is in the process of negotiating distribution agreements with four retail distribution companies to sell its Sentry product line. The Company plans to have the Sentry products in the market by the beginning of the second quarter of 2005.

The Company has had one programmer working on the Sentry Remote project and he has earned an annual salary of $48,000. Sentry Remote was completed in April 2004. Upon completion of this project the Company granted the programmer an option to purchase 100,000 shares of the Company's common stock at a purchase price of $.47 per share.

On April 1, 2004, when the development and testing of both products were completed, the Company hired the owner of E2Techlabs to be the Company's Chief Technical Officer and a programmer/tester from the E2Techlabs to be the Company's in-house programmer and tester. Both of their responsibilities include working with the developer to assist with enhancements and upgrades during the life cycle of the products. Sentry At Home and Sentry Remote both received enhancements and upgrades in the last six months. The testing required for these upgrades and enhancements took approximately six weeks. The testing fees were approximately $5,000.

Marketing

The Company intends to launch its Sentry products during the second quarter of 2005. In order to begin the marketing process, the Company had created its own literature and marketing materials to be used in media kits. The Company had to change the branding for both products to the Company's look and feel, redo the back-end support system, re-brand the look of the Sentry At Home software and build the necessary infrastructure to handle the purchasing of the software online. In September 2004, the Company hired an interim marketing consultant for two months, at $4,000 per month to assist with the marketing materials and media kit.

All marketing materials were finalized and sent to the printers during the first week of November 2004. The Company is using the media kits for retail, corporate, reseller and community outreach programs. The Company has provided marketing materials to one of the Company's directors who has electronic stores as existing customers. The Company hopes to generate sales from this relationship. In addition, the Company has been working with a consultant, Brian O'Connor, who was a senior vice president at Polaroid from 1989 through 1998. Mr. O'Connos is involved in the Company's negotiations of distribution agreements for its Sentry line of products, and the Company anticipates that it may seek to employ the services of Mr. O'Connor on a mutually agreeable basis within the near future.

To date, the Company's initial outreach efforts have resulted in two local television appearances and one print article in a major newspaper. On August 18, 2004 the Company's President and Chief Technical Officer were on News 12 Long Island, a local television channel for a back-to-school story where Sentry Remote was featured and News 12 also included Sentry Remote on its `Wednesdays on the Web' program which was shown on Long Island, Connecticut and New Jersey. On October 9, 2004, The Miami Herald wrote an article, which was called, `New High-Tech Devices Keep Tabs On Children' and featured Sentry Remote in its story. Although these events did not bring about revenue, it did bring the Sentry products their initial media exposure.

The Company will also seek to market the products focusing on grassroots initiatives, community outreach, resellers and other media outreach initiatives.

The Company intends that grassroots initiatives will begin with Internet outreach, whereby the Company will seek web sites for free links or mention of the products, such as web sites for parenting, nonprofits, education, women and technology.

The Company wrote an advertorial about the software that was placed in 18 local weekly papers on Long Island for two consecutive weeks. The advertorial was also submitted to other local papers and additional lists of news outlets were created, such as community and national papers, newsletters, magazines, etc.

The Company will also seek Value Added Resellers ("VARS") who are resellers of software and hardware. As of March 5, 2005, the Company had signed up 5 VARS. The Company is currently in contact with one of the largest resellers of child protection software on the Internet. The Company will also consider utilizing a direct market reseller initiative to schools, nonprofit organizations, other child activity places of business such as a pediatrician's office, school photographers and child organizations such as the Boy Scouts, Girls Scouts and Boys and Girls Clubs of America. The Company will consider purchasing email and physical address lists for each group. Fundraisers for schools and nonprofits will be addressed as well. The schools and organizations will be contacted through Parent Teacher Associations (PTA) and Parent Teacher Organization (PTO), web sites, conventions and other mailings. The Company will also leverage its personal relationships to contact various companies seeking corporate alliances.

Additional strategies include consumer offerings, expert endorsements, private labeled offerings that leverage the influence and power of another entity's reputation and/or positioning as well as fully embedded offerings into complementing products, services and providers.

Competition

The Company will compete for business with other companies that have child-monitoring software that includes the following: NetNanny, LookSmart, Ltd., Cybersitter, Solid Oak Software, Inc. (US), CyberPatrol, SurfControl, MacAfee Parental Controls, Networks Associates Technology, Inc., Norton Parental Controls, Symantec Corporation, FilterPak, S4F, Inc., Cyber Sentinel, Security Software Systems, Inc., and Cyber Snoop, Pearl Software, Inc. NetNanny is the best known, with revenues of approximately $4 million, but PC Magazine considers CyberSitter the best, with revenues of approximately $10 million.

The Company plans to respond promptly and effectively to the challenges of technological change, evolving standards and the Company's competitors' innovations by continuing to enhance the Company's products and services, as well as the Company's sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or the Company's failure to compete effectively, could seriously damage the Company's business.

INDOOR AIR

Generally

Through the Company's Indoor Air Quality subsidiary, management has been exploring opportunities concerning the quality of living aspects of indoor air quality ("IAQ"). The increased knowledge and concern with regards to indoor air toxins and irritants, combined with the dramatic increase in the diagnosis of childhood and adult asthma and the potential impact of these issues on general family health, represent, in the Company's opinion, an area in need of address and solutions. The increasing media attention, as well as hard and soft data related to in-home complaints and associations with IAQ problems, makes the opportunity to develop a consumer friendly and informative home-based solution appealing to the Company.

The Company has chosen to focus on one of the most important issues within the broader IAQ arena - Mold. There is a great deal of both medical and media attention being given to the detection and the removal of harmful molds from indoor air systems. The Company has investigated the potential for engaging in both aspects of the mold issue ; (1) providing definitive products for testing for mold conditions and (2) providing effective indoor mold remediation solutions.

On February 3, 2004, the Company entered into an agreement with Environmental Commercial Technology Corp. ("ECT"), a company that was granted the rights to market an organic compound for mold remediation that has the ability to both kill and prevent the growth of mold and fungus in an environmentally safe manner. Pursuant to the agreement the Company is entitled to receive an interest equal to 5% of the gross revenue from the sale of the product by ECT. In return, the Company provided immediate development capital of $500,000 and was obligated to pay ECT an additional $100,000 in August 2004. The Company will also provide consulting services in connection with the marketing and sales of the product, especially in the consumer marketplace. The Company granted ECT and its parent company Bioneutral Laboratories Corporation USA, as additional consideration, a total of 2,300,000 shares of common stock and a warrant to purchase up to 2,300,000 shares of common stock at a purchase price of $.33 per share. The Company is required to register the stock issued to Bioneutral and ECT. If the shares were not registered by September 2004, the purchase price of the common would fall by $.01 per month through December 2004. If they continue to be unregistered by January 2005, the purchase price of the common will fall by $.02 a month until they are registered or until the purchase price equals $.01 in January 2006. If the shares are not registered by January 1, 2005, ECT can terminate the agreement, but would have to return the Company's $500,000 and a portion of the stock issued to ECT and Bioneutral. As of March 5, 2005, the Company had not filed the registration statement. The Company has charged its operations $138,000 for a $.06 difference between the issue price and the warrant penalty schedule price. The Company is currently in negotiations with Bioneutral to have the warrant schedule frozen at $.27 as well as having the last $100,000 payment due for the royalty agreement waived. ECT has indicated to the Company that it does not presently intend to terminate the agreement.

The Company has been recently informed by ECT's parent company, Bioneutral Laboratories Corporation, USA ("Bioneutral") that the Environmental Protection Agency ("EPA") is expected to come out with guidelines specific to mold, prior to the end of fiscal year 2005. To date, the EPA does not have specific guidelines pertaining to mold. Companies, such as ECT/Bioneutral who wish to get EPA approval for a specific application, such as for mold, must submit the specific protocol to the EPA for approval. Currently, ECT/Bioneutral are in the process of submitting their specific protocol to the EPA for mold that pertains to hard surface applications. No assurance can be given whether or not the EPA will ever grant Bioneutral/ ECT a registration.

Since the Company is waiting for EPA approval, the Company will not make the final payment of $100,000 until ECT begins to generate revenue from the mold compound. The Company expects to begin to generate revenues from this venture within 6 months after EPA approval.

The Company continues to evaluate possible business opportunities for mold screening, but will wait until the Company receives revenue either through the sale of its software products or through its interest in ECT.

Marketing

ECT continues to be the responsible party for all marketing and sales of the mold remediation compound. The product will be marketed through remediation companies that specialize in the remediation of mold and fungi.

Competition

The Company will compete for business with many IAQ companies, many of whom have greater experience, expertise and/or greater resources than ECT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the date hereof, with respect to the beneficial ownership of our common stock by each: (i) holder of more than five percent (5%) of the outstanding shares of our common stock; (ii) our executive officers and directors; and (iii) all our executive officers and directors as a group. The Company's issued and outstanding voting securities at the close of business on March 8, 2005, consisted of 28,485,033 shares of common stock, $.0001 par value per share. Unless otherwise indicated, the address of each of the named persons is care of SearchHelp, Inc., 1055 Stewart Avenue, Bethpage, New York, 11714.

                                                            Shares               Percentage
Name and Address                                     Beneficially Owned (1)   Beneficially Owned
----------------                                     ----------------------   ------------------
William Bozsnyak (2)                                       4,413,438              15.5%
Debbie Seaman (3)                                          3,213,505              11.3%
Joel San Antonio (4)                                       5,515,000              19.4%
Joseph Carrizzo (5)                                        1,000,000               3.4%
Noel Bonilla (6)                                             192,500                 *
Eric Elgar (7)                                               200,000                 *
Bioneutral Laboratories (8)                                4,600,000              14.9%
All directors and executive officers as a group (6
persons)                                                  14,534,443              49.1%

* less than one percent

(1) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the Company's common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable within such 60 day period, have been exercised.

(2) Includes an option to acquire 15,000 shares of common stock.

(3) Includes an option to acquire 15,000 shares of common stock.

(4) Mr. San Antonio's address is c/o Warrantech Corporation, 350 Bedford Street, Stamford, CT 06901. Includes an option to acquire 15,000 shares of common stock.

(5) Mr. Carrizzo's address is 35 Marie Drive, Huntington, New York 11743. Includes an option to acquire 750,000 shares of common stock.

(6) Includes options to acquire 92,500 shares of common stock.

(7) Consists of an option to acquire 200,000 shares of common stock.

(8) Bioneutral Laboratories Corp USA's address is c/o Reed & Smith, 599 Lexington Avenue, New York, New York 10022. Consists of: (i) 1,725,000 shares of common stock and a warrant to acquire an additional 1,725,000 such shares, each held in the name of Bio-Neutral; (ii) and 575,000 shares of common stock and a warrant to acquire an additional 575,000 such shares, each held in the name of Bio-Neutral's wholly owned subsidiary ECT and its affiliates.

APPRAISAL RIGHTS

Pursuant to the DGCL, the holders of the Common Stock are not entitled to dissenters' rights in connection with the amendment to the Company's Certificate of Incorporation. Furthermore, the Company does not intend to independently provide those stockholders with any such rights.

INTERESTS  OF  CERTAIN   PERSONS  IN  THE  AMENDMENT  TO  OUR   CERTIFICATE   OF
INCORPORATION

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment to the Company's Certificate of Incorporation which is not shared by all other holders of the Common Stock.

                             SOLICITATION OF PROXIES

The Company is making the making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's common stock.

                              STOCKHOLDER PROPOSALS

The Board has not yet determined the date on which the next annual meeting of stockholders of the Company will be held. Any proposal by a stockholder intended to be presented at the Company's next annual meeting of stockholders must be received at the offices of the Company a reasonable amount of time prior to the date on which the information or proxy statement for that meeting are mailed to stockholders in order to be included in the Company's information or proxy statement relating to that meeting.

By Order of the Board of Directors,

/s/ William Bozsnyak
--------------------
William Bozsnyak
CEO and Chairman of the Board of Directors

March 21, 2005

                                                                      Appendix A

                           CERTIFICATE OF AMENDMENT TO
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                                SEARCHHELP, INC.

                                    * * * * *

      SearchHelp, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of SearchHelp, Inc. has unanimously approved and its Stockholders, through a Written Consent in Lieu of a Meeting of the Majority Stockholders dated as of February 28, 2005, have ratified a resolution duly amending the Certificate of Incorporation of said corporation, as follows:

RESOLVED, that Article Fourth of the Corporation's Certificate of Incorporation be amended to read as follows:

"FOURTH: The aggregate number of shares of capital stock which the Corporation is authorized to issue is 275,000,000, divided as follows,

      A. 250,000,000 shares of Common Stock, $0.0001 par value per share.

      B. 25,000,000 shares of Preferred Stock, $0.0001 par value per share, which may be issued from time to time in one or more classes or series with such dividend rates, voting rights, rights of conversion, rights upon dissolution or liquidation, and with such designations or restrictions thereof as shall be determined by resolution adopted by the Board of Directors at the time such stock is issued without further approval of the shareholders."

      SECOND: That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the GCL.

      THIRD: That the capital of said corporation shall not be reduced under or by reason of said amendment.

      IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has executed this Certificate and affirmed that the statements made herein are true under penalties of perjury this __ day of March, 2005.

                                       -----------------------------------------
                                       William Bozsnyak, Chief Executive Officer

                                                                      Appendix B

                              Financial Statements

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2004

                          PART I FINANCIAL INFORMATION

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                                      INDEX

                                                                                                          Page No.

FINANCIAL STATEMENTS:

      Consolidated Balance Sheets as at September 30, 2004 and December 31, 2003 (Unaudited)              F-2 - F-3

      Statements of Operations
         For the Three and Nine Months ended September 30, 2004 (Consolidated),
         For the Three and Nine Months Ended September 30, 2003 and Cumulative For the Period
         from January 29, 1999 (Inception) to September 30, 2004 (Consolidated) (Unaudited)                  F-4

      Consolidated Statement of Stockholders' Equity (Capital Deficiency)
         Cumulative For the Period from January 29, 1999 (Inception)
         to December 31, 2003 (Unaudited)                                                                    F-5

      Consolidated Statement of Stockholders' Equity (Capital Deficiency)
         For the Nine Months Ended September 30, 2004 (Consolidated) (Unaudited)                             F-6

      Statements of Cash Flows
         For the Nine Months ended September 30, 2004 (Consolidated) and 2003 and
         Cumulative For the Period From January 29, 1999 (Inception) to
         September 30, 2004 (Consolidated) (Unaudited)                                                    F-7 - F-9

      Notes to Financial Statements (Unaudited)                                                           F-10- F-24

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                        September 30,    December 31,
                                                            2004            2003
                                                         ----------      ----------
                                                         (Unaudited)     (Unaudited)
Current assets:
Cash                                                     $   75,200      $  271,800
Accounts receivable                                           1,251           1,237
Prepaid expenses                                             52,810             598
                                                         ----------      ----------
Total current assets                                        129,261         273,635
                                                         ----------      ----------

Property and equipment - at cost,
less accumulated depreciation                                    --          17,262
                                                         ----------      ----------

Other assets:
Software development costs, less accumulated
amortization of $268,317 and $179,054, respectively         294,160          93,423
Deferred license fee                                      1,950,000              --
Security deposit                                              2,155           2,155
                                                         ----------      ----------
Total other assets                                        2,246,315          95,578
                                                         ----------      ----------

Total assets                                             $2,375,576      $  386,475
                                                         ==========      ==========

                       See notes to financial statements.

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                     CONSOLIDATED BALANCE SHEETS (Continued)

            LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)

                                                      September 30,      December 31,
                                                       -----------       -----------
                                                          2004              2003
Current liabilities:
  Note payable - bank                                  $    14,450       $    14,450
  Current portion of long-term debt                          3,732             5,206
  Due to stockholders                                           --           332,508
  Due to placement agent                                        --             1,700
  Deferred Revenues                                             --               120
  Accounts payable and accrued expenses                    463,272            65,207
                                                       -----------       -----------
    Total current liabilities                              481,454           419,191
                                                       -----------       -----------

Long-term debt, less current portion                            --             2,407
                                                       -----------       -----------

Commitments and contingencies                                   --                --

Stockholders' equity (capital deficiency):
  Common stock - $.0001 par value
    Authorized  - 100,000,000 shares
    Issued and outstanding - 28,485,033 and
    21,397,000 shares, respectively                          2,849             2,140
  Additional paid-in capital                             4,772,841         1,928,463
  Deficit accumulated in the development stage          (2,881,568)       (1,965,726)
                                                       -----------       -----------
    Total stockholders' equity (capital deficiency)      1,894,122           (35,123)
                                                       -----------       -----------

    Total liabilities and stockholders'
      equity (capital deficiency)                      $ 2,375,576       $   386,475
                                                       ===========       ===========

                       See notes to financial statements.

                         SEARCHHELP, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS

                                                                                                                   Cumulative From
                                                       For The Nine                       For the Three           January 29, 1999
                                                       Months Ended                        Months Ended            (Inception) to
                                                       September 30                        September 30             September 30
                                               -----------------------------      -----------------------------      ------------
                                                  2004              2003              2004             2003               2004
                                                  ----              ----              ----             ----               ----
                                              (Consolidated)     (Unaudited)     (Consolidated)     (Unaudited)      (Consolidated)
                                               (Unaudited)                         (Unaudited)                         (Unaudited)
Revenues                                       $        605      $      3,676      $         --      $      1,008      $     21,255
                                               ------------      ------------      ------------      ------------      ------------

Operating expenses:
  Selling                                           105,622            62,073            35,441            15,548           464,679
  Web site costs                                     53,363            19,123            13,850             7,676           192,748
  Software development costs                         81,200            68,901                --            12,631           285,524
  General and administrative                        570,935           170,855           187,865            47,565         1,205,222
  Amortization and impairment of license
    costs and deferred promotional incentives            --            17,500                --             5,000            63,667
  Depreciation and amortization                      90,720            48,566            37,983            10,759           288,438
                                               ------------      ------------      ------------      ------------      ------------
Total operating expenses                            901,840           387,018           275,139            99,179         2,500,278
                                               ------------      ------------      ------------      ------------      ------------

Loss from operations                               (901,235)         (383,342)         (275,139)          (98,171)       (2,479,023)
                                               ------------      ------------      ------------      ------------      ------------

Other expenses:
  Interest                                            1,402            34,524               489             1,759           105,390
  Compensatory element of
    noteholders purchase rights                          --           169,050                --             7,350           231,450
  Amortization of deferred financing costs               --               625                --                --            52,500
  Loss on disposal of equipment                      13,205                --                --                --            13,205
                                               ------------      ------------      ------------      ------------      ------------
Total other expenses                                 14,607           204,199               489             9,109           402,545
                                               ------------      ------------      ------------      ------------      ------------

Net loss                                       ($   915,842)     ($   587,541)     ($   275,628)     ($   107,280)     ($ 2,881,568)
                                               ============      ============      ============      ============      ============

Per share data:
  Loss per share - basic and diluted           ($       .04)     ($       .04)     ($       .01)     ($       .01)
                                               ============      ============      ============      ============

Weighted average number of shares outstanding    25,136,378        16,770,534        27,027,180        18,361,760
                                               ============      ============      ============      ============

                       See notes to financial statements.

                         SEARCHHELP, INC. AND SUBSIDIARY
                          (A Development Stage Company)
             STATEMENT OF STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
        CUMULATIVE FROM JANUARY 29, 1999 (INCEPTION) TO DECEMBER 31, 2003

                                                                               Deficit
                                                                              Accumulated                     Total
                                            Common Stock        Additional      in the         Stock       Stockholders'
                                    -------------------------    Paid-In      Development   Subscriptions    Capital
                                      Shares        Amount       Capital         Stage        Receivable    Deficiency
                                    -----------   -----------   -----------   -----------    -----------    -----------
Common stock issued to founders       6,616,910   $       662   $     1,338   $        --    $        --    $     2,000

Net loss for the period from
  January 29, 1999 (inception)
  to December 31, 1999                       --            --            --       (24,056)            --        (24,056)
                                    -----------   -----------   -----------   -----------    -----------    -----------

Balance at December 31, 1999          6,616,910           662         1,338       (24,056)            --        (22,056)

Net loss from the year ended
  December 31, 2000                          --            --            --       (56,775)            --        (56,775)
                                    -----------   -----------   -----------   -----------    -----------    -----------

Balance at December 31, 2000          6,616,910           662         1,338       (80,831)            --        (78,831)

Loan converted to common stock        1,123,090           112       103,963            --             --        104,075

Common stock subscribed               7,160,000           716         6,234            --         (6,450)           500

Common stock issued for
  services rendered                     100,000            10         8,990            --             --          9,000

Promotional incentives with
  respect to exercise stock
  purchase rights                            --            --        44,500            --             --         44,500

Net loss from the year ended
  December 31, 2001                          --            --            --      (221,790)            --       (221,790)
                                    -----------   -----------   -----------   -----------    -----------    -----------

Balance at December 31, 2001         15,000,000         1,500       165,025      (302,621)        (6,450)      (142,546)

Proceeds from exercise of
  noteholders' purchase rights          310,000            31         3,069            --             --          3,100

Payment of subscriptions                     --            --            --            --          6,450          6,450

Compensatory element of
  noteholders' purchase rights               --            --        62,400            --             --         62,400

Net loss from the year ended
  December 31, 2002                          --            --            --      (594,672)            --       (594,672)
                                    -----------   -----------   -----------   -----------    -----------    -----------

Balance at December 31, 2002         15,310,000         1,531       230,494      (897,293)            --       (665,268)

Proceeds from exercise of
  noteholders' purchase rights          815,000            82         8,068            --             --          8,150

Compensatory element of
  noteholders' purchase rights               --            --       169,050            --             --        169,050

Proceeds from sale of securities,
  net of registration costs           5,272,000           527     1,520,851            --             --      1,521,378

Net loss from the year ended
  December 31, 2003                          --            --            --    (1,068,433)            --     (1,068,433)
                                    -----------   -----------   -----------   -----------    -----------    -----------

Balance at December 31, 2003
  (consolidated)                     21,397,000   $     2,140   $ 1,928,463   ($1,965,726)   $        --    ($   35,123)
                                    ===========   ===========   ===========   ===========    ===========    ===========

                        See notes to financial statements

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                              (CAPITAL DEFICIENCY)

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                   (Unaudited)

                                                                                                   Deficit
                                                                                                  Accumulated         Total
                                                               Common Stock          Additional      in the        Stockholders'
                                                         -------------------------    Paid-In      Development    Equity (Capital
                                                           Shares        Amount       Capital        Stage          Deficiency)
                                                         -----------   -----------   -----------   -----------      -----------
Balance at January 1, 2004                                21,397,000   $     2,140   $ 1,928,463   ($1,965,726)     ($   35,123)

Issuance of securities as partial payment for license:
  Common stock                                             2,300,000           230       574,770            --          575,000
  Warrants to acquire 2,300,000 shares                       575,000            --       575,000

Net proceeds from sale of securities                       4,078,000           408       979,222            --          979,630

Compensatory value of stock options
  issued for services rendered                                                           290,000            --          290,000

Compensatory value of common stock
  issued to Advisory Board Members                           130,000            13        90,987            --           91,000

Compensatory value of stock options
  issued to Advisory Board Members                                                         1,949            --            1,949

Issuance of common stock options
to non employee directors                                                                187,500            --          187,500

Stockholder's loans converted
to common stock                                              580,033            58       144,950                        145,008

Net loss                                                          --            --            --      (915,842)        (915,842)
                                                         -----------   -----------   -----------   -----------      -----------

Balance at September 30, 2004                             28,485,033   $     2,849   $ 4,772,841   ($2,881,568)     $ 1,894,122
                                                         ===========   ===========   ===========   ===========      ===========

                       See notes to financial statements.

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                      Cumulative From
                                                                For the Nine         January 29, 1999
                                                                Months Ended          (Inception) to
                                                                September 30,         September 30,
                                                         --------------------------    -----------
                                                             2004          2003           2004
                                                             ----          ----           ----
                                                        (Consolidated)                (Consolidated)
                                                         (Unaudited)    (Unaudited)    (Unaudited)
Cash flows from operating activities:
  Net loss                                               ($  915,842)   ($  587,541)   ($2,881,568)
                                                         -----------    -----------    -----------
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
    Deferred revenue                                            (120)            --             --
  Compensatory element of noteholders' purchase rights            --        169,050        231,450
  Depreciation                                                 1,457          4,479         14,288
  Amortization of deferred financing costs                        --             --         52,500
  Amortization of software development costs                  89,263         44,712        268,317
  Amortization of consulting fees                             63,810         63,810
  Amortization and impairment of licenses and
    deferred promotional incentives                               --         17,500         44,500
  Amortization and write off of deferred license costs            --             --         25,000
  Loss on disposal of equipment                               13,205             --         13,205
  Common stock issued for legal fees                              --             --          9,000
  Increase (decrease) in cash flows as a result of
      changes in asset and liability account balances:
    Accounts receivable                                          (14)         3,087         (1,251)
    Prepaid expenses                                         (23,073)         2,096        (23,671)
    Due to placement agent                                    (1,700)            --         (1,700)
    Security deposits                                             --             --         (2,155)
    Accounts payable and accrued expenses                    398,065       (238,112)       462,449
                                                         -----------    -----------    -----------
  Total adjustments                                          540,893          2,812      1,155,742
                                                         -----------    -----------    -----------

Net cash used in operating activities                       (374,949)      (584,729)    (1,725,826)
                                                         -----------    -----------    -----------

Cash flows from investing activities:
  Equipment (purchases) sales                                  2,600             --         (8,204)
  Software development costs                                      --        (33,625)      (247,477)
  Deferred license costs                                     (50,000)
  Deferred license fee                                      (800,000)            --       (800,000)
                                                         -----------    -----------    -----------
Net cash used in investing activities                       (797,400)       (33,625)    (1,105,681)
                                                         -----------    -----------    -----------

Net cash used in operating and investing activities       (1,172,349)      (618,354)    (2,831,507)
                                                         -----------    -----------    -----------

                       See notes to financial statements.

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                      STATEMENTS OF CASH FLOWS (Continued)

                                                                                  Cumulative From
                                                            For the Nine         January 29, 1999
                                                            Months Ended          (Inception) to
                                                            September 30,         September 30,
                                                     --------------------------    -----------
                                                         2004          2003           2004
                                                         ----          ----           ----
                                                    (Consolidated)                (Consolidated)
                                                     (Unaudited)    (Unaudited)    (Unaudited)
Net cash used in operating and
  investing activities brought forward:             ($1,172,349)   ($  618,354)   ($2,831,507)
                                                    -----------    -----------    -----------

Cash flows from financing activities:
  Due to stockholders                                        --         15,000        332,508
  Note payable - bank                                        --             --         14,450
  Notes payable - other                                      --       (475,000)            --
  Loans payable                                              --             --        104,075
  Equipment loans                                        (3,881)        (3,447)       (14,734)
  Deferred financing costs                                   --             --        (52,500)
  Deferred registration costs                                --             --       (234,681)
  Proceeds from sale of securities                      979,630      1,100,289      2,751,139
  Proceeds from stock
    subscriptions receivable                                 --             --          6,450
                                                    -----------    -----------    -----------
Net cash provided by financing activities               975,749        636,842      2,906,707
                                                    -----------    -----------    -----------

Net increase (decrease) in cash                        (196,600)        18,488         75,200

Cash at beginning of period                             271,800          1,012             --
                                                    -----------    -----------    -----------

Cash at end of period                               $    75,200    $    19,500    $    75,200
                                                    ===========    ===========    ===========

Supplemental disclosure of cash flow information:

Cash payment made during the period
  Interest                                          $     1,396    $    78,094    $   105,051
                                                    ===========    ===========    ===========

                       See notes to financial statements.

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                      STATEMENTS OF CASH FLOWS (Continued)

                                                                                  Cumulative From
                                                            For the Nine         January 29, 1999
                                                            Months Ended          (Inception) to
                                                            September 30,         September 30,
                                                     --------------------------    -----------
                                                         2004          2003           2004
                                                         ----          ----           ----
                                                    (Consolidated)                (Consolidated)
                                                     (Unaudited)    (Unaudited)    (Unaudited)

Supplemental Schedules of Noncash Investing and Financing Activities:

  Assets acquired for debt                                   --        --          $   19,289
                                                                                   ==========

  Deferred promotional incentives acquired through
    exercise of common stock purchase rights                 --        --          $   44,500
                                                                                   ==========

  Common stock issued for services rendered          $   91,000        --          $  100,000
                                                     ==========                    ==========

Loans converted to common stock                              --        --          $  104,075
                                                     ==========                    ==========

Stockholder's loans converted to common stock        $  145,008                    $  145,008
                                                     ==========                    ==========

Compensatory element of note holders'
  purchase rights                                            --        --          $  231,450
                                                     ==========                    ==========

Issuance of stock options as partial payment
  For software                                       $  290,000                    $  290,000
                                                     ==========                    ==========

Issuance of common stock options for
  services rendered                                  $  189,369        --          $  189,369
                                                     ==========                    ==========

Issuance of common stock and common stock
  warrants for license                               $1,150,000                    $1,150,000
                                                     ==========                    ==========

                       See notes to financial statements.

                         SEARCHHELP, INC. AND SUBSIDIARY
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2004

NOTE 1 - PLAN OF ORGANIZATION:

      (a)   Organization and Presentation of Financial Statements:

            SearchHelp, Inc. (the "Company") was incorporated in the State of Delaware on September 5, 2001 at which time the founding shareholders subscribed for 6,660,000 shares of the Company's common stock for an aggregate of $6,450. The stock subscriptions were paid in January and February 2002. The Company is a successor to SH Networks.com, Inc., ("SHN"), formerly known as SearchHelp.com, Inc., a New York corporation formed on January 29, 1999. SHN merged into the Company on September 5, 2001 in a transaction in which the shareholders of SHN exchanged all of the capital stock in SHN for 6,616,910 common shares of the Company. The merger was accounted for as a recapitalization. Certain creditors of SHN simultaneously converted their debt of $104,075 into 1,123,090 shares of the Company's common stock ($.09 per share). Since its inception through September 30, 2004, the Company and its predecessor have not generated any significant revenues and have not carried on any significant operations. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has a working capital deficiency of $145,556 and a stockholders' capital deficiency of $35,123 at December 31, 2003 and a $352,193 working capital deficiency and stockholder's equity of $1,894,122 at September 30, 2004. The Company has incurred net losses of $1,965,726 through December 31, 2003 and $915,842 and $587,541 for the nine months ended September 30, 2004 and 2003.

            This condition raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's efforts have been directed towards the development and implementation of a plan to generate sufficient revenues to cover all of its present and future costs and expenses. The plan includes, among other things, developing and selling products and services oriented towards improving family well being.

            The Company offered for sale to the public in an initial public offering ("IPO"), through a placement agent, on a best efforts basis, up to 8,000,000 units (each consisting of one share of common stock, one A warrant to purchase one share of common stock at $.75 and one B warrant to purchase one share of common stock for $1.75) at a purchase price of $.50 per unit. The IPO was declared effective on January 22, 2003. The Company sold 2,474,000 units for total gross proceeds of $1,237,000. The placement agent received 10% of the gross proceeds from the offering, plus certain warrants and reimbursement of expenses. Placement agent fees and registration costs were $403,942 of which $234,681 had been paid in 2002 and 2001 and the balance of $169,311 was paid from the proceeds of the offering. From the proceeds of the IPO the Company repaid all previously outstanding notes totaling $475,000 and interest of $82,518. $265,719 of the proceeds from the IPO was used to pay accounts payable and expenses. The balance of $244,452 was used for working capital and was fully expended to support operations.

            Accordingly, effective September 8, 2003, after the IPO had closed and, in part, because the IPO had not been fully subscribed, the Company commenced a best efforts private offering of up to 4,000,000 shares of its common stock, $0.0001 par value at $0.25 per share. The per share offering price was established by the Company because of the restrictions on transfer of the shares and the fact that prospective investors were required to purchase a substantial number of shares (20,000 for $5,000) in order to participate. In November 2003, the offering was increased to 6,000,000 shares at the same purchase price. The offering has been extended through August 31, 2004 and further increased to raise $1,800,000 and to sell 7,200,000 shares of the Company's common stock. As of September 30, 2004, the offering has been completed. Under this private offering, 6,886,000 shares of the Company's common stock were sold for gross proceeds of $1,721,500 less $52,750 in offering costs. The Company agreed to pay each placement agent a commission of 10% of the proceeds of all the shares placed by the placement agent and non-accountable expenses of 2% of the proceeds of all the shares placed by the placement agent. In addition to the placement agent's cash compensation, the Company agreed to give the placement agent warrants to purchase up to 720,000 shares of common stock at a purchase price of $.30 per share which will be exercisable for a period of 5 years, which means that the placement agent will receive a warrant to purchase one share of common stock for every 10 shares sold by the placement agent. The placement agent's warrants and the underlying shares of common stock will not be registered at the time of grant. The placement agent has certain piggy back rights to cause the registration of the shares if the Company effects a registration of its securities. For the nine months ended September 30, 2004, 4,078,000 shares were purchased for $1,019,500 net of $39,870 in offering costs. One placement agent was entitled to, but had not been issued, warrants to purchase 34,000 shares of the Company's common stock at a purchase price of $0.30 per share at December 31, 2003 and 138,800 shares of the Company's common stock for at purchase price of $0.30 per share for the quarter ending September 30, 2004 for a total of 172,800 shares of the Company's common stock at a purchase price of $0.30 per share due to such placement agent. The net proceeds of this offering have been used to support the Company's operations

            Since the Company has not generated significant revenues and as management does not anticipate the Company will generate substantial revenues from the sale of its products in an amount necessary to meet its cash needs for the next twelve months to October 2005, management believes the Company will need additional financing to continue operating.

      (b) Principal Business Activity:

            The Company is focused on utilizing new and emerging technology to develop products and services oriented toward improving family and well-being, primarily but not exclusively in the home, having shifted its primary focus from providing small businesses with online forums. The Company intends to continue to develop software intended to keep children safe while online, and its more expanded purpose will be to seek out emerging technologies, products and services that exhibit significant promise of improving family safety and well being and to participate in their development and marketing.

            The Company's two existing software products, Sentry At Home and Sentry Remote, formerly known as Secure Protect Identify Kids Everywhere (S.P.I.K.E.), and S.P.I.K.E. Remote Sentry, were developed to keep children safe while online. These monitoring programs are currently being manufactured at the distribution center. The Company had entered into an exclusive five year licensing agreement with Family Trusted Products, LLC ("FTP"). FTP was to be responsible for the manufacturing, marketing and distribution of the Sentry Products. FTP was to pay the Company a royalty of 10% on all FTP sales of the Sentry products. Marketing has not commenced under the agreement and the Company is seeking a mutual termination of the license agreement, after which, the Company will utilize other channels in its efforts to market these products.

      Expanded Areas of Development

      Indoor Air Quality (IAQ)

            The Company has been exploring opportunities with the "at home" quality of living aspects of indoor air quality ("IAQ"). The Company has formed a subsidiary, Indoor Air Quality Services, Inc., to pursue the IAQ business. The increased knowledge and concern regarding indoor air toxins and irritants, combined with the increase in the diagnosis of childhood and adult asthma and the potential impact of these issues on general family health, represent, in the Company's opinion, an area in need of address and solutions. The increasing media attention, as well as hard and soft data related to in-home complaints and associations with IAQ problems, makes the opportunity to develop a consumer friendly/informative home-based solution attractive to the Company.

            The Company has chosen to focus on one of the most important issues within the broader IAQ arena - Mold. There is a great deal of both medical and media attention being given to the detection and the removal of harmful molds from both indoor residential and commercial structures. The Company is investigating the potential for engaging two aspects of the mold issue: (1) providing definitive products for screening for mold conditions and (2) providing effective indoor mold remediation solutions.

            On February 3, 2004, the Company entered into a Participation Agreement with Environmental Commercial Technology Corp. ("ECT"). ECT has been granted the rights to market a product, an organic compound, intended for the prevention of the growth of mold and fungus. The Company received the right to receive 5% of the gross revenue from the sale of the product. In return, the Company provided development capital of $500,000 plus an additional payment of $100,000 by August 2004. Due to the delay in the Environmental Protection Agency approval, the Company will make the final payment of $100,000 when ECT begins to generate revenue from the mold compound. The Company will also provide consulting services in connection with the marketing and sales of the product for a 5 1/2-year term. As additional consideration, the Company also granted ECT and its parent company, Bioneutral Laboratories Corporation USA, a total of 2,300,000 shares of common stock and warrants to purchase up to 2,300,000 shares of common stock.

            The fair value paid for the participation agreement aggregated $1,950,000 of which a total of $600,000 will be in cash and the balance was the fair value of the securities issued is included in the accompanying financial statements as the cost of the license. The fair value of the common shares issued of $575,000 was determined by the selling price of the Company's unregistered restricted common stock on the transaction date of $0.25 per share. The fair value of the warrants using the Black-Scholes pricing method with a 6% risk-free interest rate and 200% volatility is $575,000. The estimated registration costs to be borne by the Company are $200,000 and are included in accounts payable and accrued expenses. Under the participation agreement, the Company is required to effectuate and pay the costs of a registration statement to be filed with the Securities and Exchange Commission for the shares issued and the shares underlying the warrants issued to ECT and its parent by September 1, 2004. If the Company is not successful in registering these securities by that date, the agreement allows the warrant exercise price to be reduced in stages from $0.33 per share at September 1, 2004 to a low of $0.01 at January 1, 2006. If the registration statement is not effective by January 1, 2005, both ECT and its parent may cancel the agreement and within ten (10) days of such termination, return to the Company (i) the cash of $600,000, less any revenue sharing payments made to the Company, (ii) the warrants and (iii) half of the common shares issued and to the extent that the shares are not then in ECT or its parent company's possession, they must pay fifteen cents ($0.15) for each such share that is no longer in their possession. The Company has requested an extension to May 1, 2005 to effect a registration statement. On March 15, 2004 the Company made its required payment to ECT of an additional $100,000 for a total of $500,000 and has one final payment of $100,000 which is included in accounts payable.

NOTE 2 - SUMMARY OF SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES:

      (a) Basis of Presentation:

            The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The Company in August 2003 incorporated its wholly owned subsidiary, Indoor Air Quality Services, Inc., which has had no activity through December 31, 2003. The accompanying financial statements for the nine and three months ended September 30, 2004 includes the
      accounts  of  the  Company  and  its  wholly   owned   subsidiaries.   All
      intercompany transactions have been eliminated in consolidation. The accompanying financial statements for the nine and three months ended September 30, 2004 include the accounts of the Company and its wholly owned subsidiaries Indoor Air Quality Services, Inc. and FamilySafe, Inc. which was incorporated in February 2004 for the software activities of the Company, and the Company's newest subsidiary, Digital I.D. Systems, Inc., which was incorporated in August 2004 and will concentrate on digital security technology.

            In the opinion of management, the unaudited financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position of the Company as of September 30, 2004 and the results of operation and cash flows for the nine months ended September 30, 2004 and 2003. The results of operation for the nine months ended September 30, 2004 and 2003 are not necessarily indicative of results to be expected for the full year.

            The December 31, 2003 balance sheet was derived from the audited financial statements included in the Company's report on Form 10-KSB for the year ended December 31, 2003 and should be read in conjunction therewith.

      (b) Revenue Recognition:

            Through the nine months ended September 30, 2004, the Company did not have significant revenues and is in the development stage. The Company recognizes revenues in accordance with accounting principles generally accepted in the United States of America. Income from contracts for advertising income, web site services and solutions will be earned on a pro-rata basis throughout the life of the related contract. The Company had revenues at September 30, 2004 of $605. Royalty income will be recognized in the same period as the underlying licensees' sales are reported as income. Revenues in the form of sales and commissions from the on-line sale of products, if any, will be recognized at the date of shipment.

      (c) Use of Estimates:

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

      (d) Concentration of Credit Risk:

            Financial instruments that potentially subject the Company to a significant concentration of credit risk consist of cash. The Company places its cash with high credit quality financial institutions that at times maybe in excess of the FDIC insurance limit.

      (e) Depreciation and Amortization:

            Depreciation of property and equipment is provided by the straight-line method over the estimated useful lives of the related assets ranging from five to seven years. Significant improvements are capitalized; maintenance and repairs are charged to income. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and the resulting gain or loss, if any, is reflected in income.

            Costs associated with the development of software that is not intended for sale are capitalized. Costs incurred in the securing of financing and for promotional incentives are also capitalized. Amortization of software development costs, finance costs and promotional incentives are provided by the straight-line method, over estimated useful lives of three years, sixty days and eighteen months, respectively.

      (f) Earnings Per Share:

            The Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic earnings per share is based on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share, which is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation, plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding, is not presented as it is anti-dilutive.

      (g) Stock Based Compensation:

            The Company elected to use the intrinsic value method to account for future options granted to employees for the purchase of common stock as per Accounting Principles Board Opinion No.25 "Accounting for Stock Issued to Employees" ("APB 25"). The Company will disclose the pro forma effect of accounting for stock options under the fair value method as prescribed in SFAS No. 123, "Accounting for Stock-Based Compensation" ("FASB 123"). For transactions in which goods and services are the consideration received for the issuance of common stock, the accounting shall be the fair value of the common stock issued or the fair value of the consideration received whichever is more reliably measurable at the date the options are issued. The Company has chosen not to adopt SFAS 148 "Accounting for Stock-Based Compensation - Transition and Disclosure" which was issued in December 2002. This statement amends SFAS No. 123, to provide alternative methods of transition for a voluntary change to the fair value based method.

      (h) Advertising Costs.

            The Company expenses ordinary advertising and promotion costs as incurred. Advertising and promotion costs were $5,990 and $17,816 for the nine months ended September 30, 2004 and 2003, respectively.

      (i) Software Research and Development Costs:

            Research and development costs are expensed as incurred. Software development costs are subject to capitalization beginning when a product's technological feasibility has been established and ending when a product is available for release to customers. The Company intends to release its products as soon as possible after technological feasibility has been established. As a result, costs subsequent to achieving technological feasibility should not be significant and all software development costs will be expensed. Commencing in April 2002, the Company incurred software research and development costs of $204,342 which were charged to operations ($154,609 in 2003 and $49,715 in 2002) in connection with the initial development phase of two products. In addition, the Company incurred no software research and development costs for the three months ended September 30, 2004 and $$7,676 for the three months ended September 30, 2003. For the nine months ended September 30, 2004 and 2003, the Company incurred software research and development costs of $81,200 and $68,901, respectively.

      (j) Recently Issued Accounting Pronouncements:

            In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." This statement amends SFAS 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. The Company has elected not to adopt the provisions of SFAS No. 148. However, the Company will provide all newly required disclosures under SFAS No. 123

            In December 2003, the FASB issued Interpretation No. 46 (Revised) "Consolidation of Variable Interest Entities". This interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", describes the circumstances under which a variable special purpose entity is to be consolidated with entities that do not have the characteristics of a controlling interest in the special purpose entity.

            In April 2003, the FASB issued SFAS No. 149 which amends and clarifies SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities.

            In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity. This statement establishes standards for how an issuer classifies certain financial instruments with characteristics of both liabilities and equity.

            Management believes the adoption of these pronouncements will not have a material impact on the Company.

NOTE 3 - PROPERTY AND EQUIPMENT.

      Property and equipment consist of the following:

                                                  September 30      September 30
                                                  ------------      ------------
                                                      2004              2003
xxxxxxx                                               ----              ----
Computers                                            $    --           $29,290
Furniture and fixtures                                   803               803
                                                     -------           -------
                                                         803            30,093
Less: Accumulated depreciation                           803            11,338
                                                     -------           -------
                                                     $    --           $18,755
                                                     =======           =======

            Depreciation expense charged to operations was $5,972 for the year ended December 31, 2003 and $1,457 and $3,141 for the nine months ended September 30, 2004 and 2003, respectively. To provide state of the art support and web interface, management, after much research, made the decision not to buy new equipment but sign a two year contract with Invision, Inc. to rent a portion of their servers and to trade the old equipment in exchange for a credit to the VMWare set up fees. The Company expensed the equipment and received a $2,600 credit. The two year contract was signed in January 2004 and required a one time set up fee of $14,770 plus a monthly fee of $3,830 for server space rental.

NOTE 4 - INTANGIBLE ASSETS.

            In connection with the December 31, 2001 private placement of the Company's notes, the placement agent has received a fee of $27,500 through December 31, 2001 and an additional fee of $25,000 for the year ended
      December 31, 2002. The fee was charged to operations as additional interest over the 60-day term of the notes. Amortization of these fees charged to operations was $625 for the year ended December 31, 2003 and the three months ended March 31, 2003.

            In accordance with the American Institute of Certified Public Accountants Statement of Position No. 98-1, "Accounting for the Cost of Computer Software Developed or Attained for Internal Use," the Company, since inception, capitalized costs of $247,477 of which $33,625 and $59,830 were capitalized in 2003 and 2002. These costs consisting of amounts paid to independent consultants related to the implementation and enhancement of its propriety related database and interactive operating software. The Company is amortizing these costs over their estimated useful lives of the three years. Amortization charged to operations during the years ended December 31, 2003 and 2002 was $59,000 and $35,584 and $33,625 for the nine months ended September 30, 2004 and 2003, respectively. In August 2003, the Company agreed to purchase certain software from the entity that had been licensing the software to the Company. The total purchase price is cash of $25,000 and options to acquire 750,000 shares of the Company's common stock, See Note 12. The Company received the deliverables and paid the remaining $15,000 to the vendor in March 2004. Amortization for the additional software costs was $26,122 for the three months ended September 30, 2004 and $53,679 for the nine months ended September 30, 2004.

NOTE 5 - NOTES PAYABLE - BANK.

            The Company has a $50,000 revolving line of credit with a bank. Interest on borrowings is charged at 2.25% above the bank's prevailing prime rate which was 6.75% at September 30, 2004 and 6.25% at December 31, 2003. The weighted average interest rate for the year ended December 31, 2003 and for the nine months ended September 30, 2004 was 6.50%. Interest expense of $2,684 was charged to operations during the year ended December 31, 2003, $1,402 and $1,759 were charged to operations for the nine months ended September 30, 2004 and 2003. At December 31, 2003 and September 30, 2004, $14,450 of the line has been utilized. The debt is guaranteed by the current CEO of the Company and is collateralized by marketable securities which he owns which have a fair market value of approximately $36,000 at December 31, 2003 and September 30, 2004.

NOTE 6 - NOTES PAYABLE - OTHER.

      (a) During December 2001, the Company initiated a private placement offering to raise capital in order to fund the creation of its web site. The offering consisted of thirteen $25,000 notes bearing interest at 10% per annum payable in sixty (60) days from issuance. If the notes were not repaid in full on their due dates, then each note holder has the right to purchase 10,000 shares of the Company's common stock at $.01 per share and then 5,000 shares at the end of each additional thirty (30) day period the notes remain outstanding. The variance between the purchase right's exercise price per share and the fair value of the securities acquired will be charged to operations as additional interest. Additionally, the placement agent was to be paid ten (10%) percent of the proceeds of the offering, plus out-of-pocket expenses. Amortization of deferred financing costs is charged to operations over the sixty (60) day term of the notes.

      (b) At December 31, 2001, the Company had sold nine notes, one of which was to its former CFO. In January and February 2002, the remaining four notes were sold at par value. The notes were repaid with accrued interest in July 2003. A placement agent fee of $25,000 was paid in December 31, 2002 and is reflected on the accompanying balance sheet as deferred financing costs. During the year ended December 31, 2003, an additional compensatory element interest charged to operations for the excess of the fair value of the note holders purchase rights received over their exercise price was $45,200. The fair value of the purchase rights was determined by management at $.09 per share which was the ascribed fair value of the purchase rights using the Black-Scholes Option Pricing Model for determining fair value. During the year ended December 31, 2003, an additional compensatory interest element for purchase rights to acquire 345,000 common shares was charged to operations for the excess of the fair value of the note holders' purchase rights received over their exercise price of $169,050. The fair value of the purchase rights was determined by management to be $.49 per share which was the difference between the $.50 per unit price the Company's securities were being offered to the public at the date of issuance of the purchase rights and the $.01 per share note holders' purchase price.

            During the year ended December 31, 2002, the note holders exercised rights to acquire an aggregate 310,000 common shares for $3,100 including the Company's former CFO who exercised rights to acquire 55,000 common shares for $550. During the year ended December 31, 2003, the note holders exercised rights to acquire 815,000 common shares in the aggregate for $8,150. These notes and the accrued interest were repaid in 2003.

NOTE 7 - LOAN PAYABLE - EQUIPMENT.

      Equipment loan payable is comprised of the following:

                                                    September 30,  September 30,
                                                       2004          2003
                                                       ----          ----
      Obligation under equipment financed
        payable in installments of $495 including
        13% interest through March 2005               $3,732        $8,425
      Less:  Current portion                          $3,732         5,148
                                                      ------        ------

                                                      $   --        $3,277
                                                      ======        ======

NOTE 8 - DUE TO STOCKHOLDERS.

            At December 31, 2003 and June 30, 2004, the Company was indebted to its CEO, William Bozsnyak, in the amount of $130,188 and its President, Debbie Seaman, in the amount of $14,820 for cash working capital advances made to the Company. These advances are non-interest bearing. In September 2004, the Company issued 520,753 shares of the Company's common stock to William Bozsnyak and 59,280 shares of the Company's common stock to Debbie Seaman in full repayment and satisfaction of the loans made to the Company by William Bozsnyak and Debbie Seaman, in the amounts of $130,188 and $14,820, respectively.

            On December 30, 2003, management agreed to issue a non employee director options to acquire 750,000 restricted shares of the Company's common stock for business and marketing advice rendered by the director in the last quarter of 2003. The fair value of the services rendered as determined by both the director and management is the fair market value of the options to be issued, as determined by utilizing the Black-Scholes option pricing model, based upon the then selling price of restricted shares through the Company's private placement, $0.25 per share. Such fair value of $187,500 has been charged to operations in 2003 with a corresponding increase in due to stockholders. The options were physically granted on March 12, 2004 at which time the liability to stockholders was reduced by $187,500 and additional paid-in capital was increased by $187,500.

            As of November 5, 2004, the options have not been exercised and no stock has been issued.

NOTE 9 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES.

      Accounts payable and accrued expenses consist of the following at:

                                                   September 30,    December 31,
                                                      2004              2003
                                                      ----              ----
      Professional fees                             $ 31,252         $ 20,548
      License costs                                  100,000           15,000
      Estimated registration costs                   200,000               --
      Interest on notes payable                           81              127
      Consultants                                      2,000           25,000
      Accrued Officer Payroll                         89,765               --
      Accrued Payroll other & payroll taxes           19,833               --
      Sundry operating expenses                       20,341            4,532
                                                    --------         --------
                                                    $463,272         $ 65,207
                                                    ========         ========

NOTE 10 - INCOME TAXES.

            The Company does not have any currently payable or deferred federal or local tax benefit since its inception to September 30, 2004. At December 31, 2003, the Company had a net operating loss carryforward available to reduce future taxable income amounting to $1,588,000 of which $131,000 expires in 2021, $557,000 expires in 2022 and $900,000 expires in
      2023. Management is unable to determine if the utilization of the future tax benefit is more likely than not and, accordingly, the asset for federal and local carry forwards of approximately $624,000 has been fully reserved. A reconciliation of the actual tax provision to the expected statutory rate is as follows:

                                     For the Nine Months Ended September 30,             For the Three Months Ended September 30,
                                       2004                         2003                     2004                       2003
                            ------------------------    ------------------------  ------------------------   -----------------------
Loss before income taxes    ($ 915,800)                ($ 587,500)               ($ 273,600)               ($ 107,200)
                            ==========                 ==========                ==========                ==========
Expected statutory
  tax benefits              ($ 311,300)       -34.0%   ($ 199,800)        -34.0% ($  93,700)       -34.0%  ($  36,500)        -34.0%
Nondeductible expenses          89,200          9.8%        1,300           0.2%     37,900         13.8%         300           0.3%
Net operating loss
  valuation reserve            222,100         24.2%      198,500          33.8%     55,800         20.2%      36,200          33.7%
                            ----------   ----------    ----------    ----------  ----------   ----------   ----------    ----------
Total tax benefit           $       --          0.0%   $       --           0.0% $       --          0.0%  $       --           0.0%
                            ==========   ==========    ==========    ==========  ==========   ==========   ==========    ==========

NOTE 11 - COMMON STOCK.

            On September 5, 2001, the founding shareholders subscribed for 6,660,000 common shares for an aggregate of $6,450. The subscriptions were paid in January, February and July 2002 and are reflected as stock subscriptions receivable in the financial statements as at December 31, 2001.

            On September 5, 2001,  the  shareholders  of SH  Networks.com,  Inc.
      (SHN) and the Company agreed to merge SHN into the Company. The SHN shareholders received 6,616,910 shares of the Company's common stock in exchange for all of the outstanding capital stock of SHN. At the date of the merger, SHN's liabilities exceeded its assets by $131,461. Simultaneously with the merger, certain creditors agreed to exchange $104,075 in debts for 1,123,090 shares of the Company's common stock ($.09 per share).

            On September 5, 2001, counsel for the Company accepted 100,000 shares of the Company's common stock as partial payment for services rendered. The fair value of the services rendered and the shares at date of issuance was $9,000 ($.09 per share).

            On November 26, 2001, the individual assignees of an advertising agreement exercised the purchase right contained in the agreement to acquire 500,000 shares of the Company's common stock for $500. The fair value for the securities issued was $45,000 ($.09 per share) on the date of issuance, which was the ascribed fair value of the purchase rights using the Black-Scholes Option Pricing Model for determining fair value.

            Commencing in February 2002 through December 2002, seven note holders exercised their purchase rights and acquired 310,000 common shares for $3,100 in cash. During fiscal 2003, nine note holders exercised their purchase rights for 815,000 common shares for $8,150 in cash.

            In December 2003, management agreed to issue to a director options to acquire 750,000 restricted shares of the Company's common stock as payment for services rendered by the director. The fair value of option for the services rendered of $187,500, as determined by the Black-Scholes option pricing model, was charged to operations in 2003 with a corresponding increase in due to stockholders. The options were physically granted on March 12, 2004 at which time the liability to stockholders was reduced by $187,500 and additional paid-in capital was increased by $187,500.

            In February 2004, Environmental Commercial Technology Corp. was issued 2,300,000 shares of the Company's common stock and warrants to acquire an additional 2,300,000 common shares at an initial exercise price of $0.33 per share. The fair value of the common stock issued was determined by the selling price of the Company's unregistered restricted common stock on the transaction date of $0.25 per share. The fair value of the warrants using the Black-Scholes pricing method with a 6% risk-free interest rate and 200% volatility is $575,000.

            In May 2004, three members of the Company's Advisory Board were issued an aggregate of 130,000 shares of the Company's common stock whose fair value on the date of issuance was $91,000. Half of these shares are being held in escrow as the recipients will earn these escrowed shares on a pro rata basis if they continue to serve on the Advisory Board for one year. The other 50% was earned by the recipients when issued. Amortization of the 50% to be earned and the initial 50% aggregated $61,361 and was charged to operations in the nine months ended September 30, 2004. Amortization charged to operations for the three months, was $11,375.

            In May 2004, management issued 90,000 options to purchase the Company's restricted common stock to Directors and Advisory Board Members. The Advisory Board Members were issued 50,000 options of which 10,000 was granted to the Chief Financial Officer who also serves on the Advisory board. The fair value of the option as determined by the Black-Scholes option pricing model of $487 will be accounted for under APB 25. The other 40,000 options were granted to four non employees. The fair value of the option as determined by the Black-Scholes option pricing model of $1,949 was charged to operations with a corresponding increase to paid in capital. An additional 40,000 options were granted to two directors who also serve on the Audit and Compensation Committees. The fair value of these options was $1,949 using the Black-Scholes option method and will be accounted for under APB 25. For the three and nine months ended September 30, 2004, $1,360 and $1,949 was charged to operations for the Advisory Board Members options. The fair value of the Chief Financial Officer's and directors' options as determined by the Black-Scholes option pricing model and accounted for under APB 25 was $1,360 and $1,949 respectively.

            Initial Sale of the Company's Securities to the Public:

            The Company entered into an agreement with a placement agent to offer for sale to the public on a best efforts basis up to 8,000,000 units (each consisting of one share of common stock, one warrant to purchase one share of common stock at a price of $.75 per share and a warrant to purchase one common share at $1.75) at $0.50 per unit, which became effective on January 22, 2003. The placement agent was to receive 10% of the gross proceeds from the offering plus certain warrants and reimbursements of expenses of 3% of the gross proceeds and certain placement agent warrants. The Company granted the placement agent and its designee warrants which expire on December 31, 2007, to purchase up to 247,000 units at $.985 per unit for five years. Upon the exercise of a warrant by the placement agent, the placement agent shall receive a share of the Company's common stock, a class A redeemable warrant to purchase one share of common stock exercisable at $.985 per share for five years and class B redeemable warrant to purchase one share of the Company's common stock for five years at $2.285. Management and the placement agent consider the placement agent warrants to be additional compensation for the agent's services in the offering. If these warrants are exercised in whole or in part, any excess of the fair value of the securities issued over the warrant exercise price will be reflected as cost of raising capital and not a charge to operations and, accordingly, will be charged to additional paid in capital. The offering which originally terminated on June 30, 2003 was extended to July 31, 2003. The Company sold 2,474,000 units for a total gross proceeds of $1,237,000. The placement agent received 10% of the gross proceeds from the offering, plus certain warrants and reimbursement of expenses. Placement agent fees and registration costs were $403,942 of which $234,681 had been paid in 2002 and 2001 and the balance of $169,311 was paid from the proceeds of the offering. From the proceeds of the IPO the Company repaid all previously outstanding notes totaling $475,000 and interest of $82,518. $265,719 of the proceeds from the IPO was used to pay accounts payable and expenses. The balance of $244,452 was used for working capital and was fully expended to support operations.

            Private Placement of the Company's Securities:

            On September 8, 2003, the Company commenced a best efforts private offering of up to 4,000,000 shares of its common stock, $0.0001 par value, at $0.25 per share. The per share offering price was established by the Company because of the restrictions on transfer of the shares and the fact that prospective investors will be required to purchase a substantial number of shares (20,000 for $5,000) in order to participate. In November 2003, the offering was increased up to 6,000,000 shares of the Company's common stock at the same purchase price and provided that the Company may use one or more placement agents to assist in the sale. This offering was further extended through September 30, 2004 as well as increased to raise $1,800,000 and to sell 7,200,000 shares of the Company's common stock. This was primarily due to the delay in launching the Company's software products. Each placement agent earns a commission of 10% of the proceeds of all the shares placed by the placement agent and non-accountable expenses of 2% of the proceeds of all the shares placed by the placement agent. In addition to the placement agent's cash compensation, the Company has agreed to give the placement agent warrants to purchase up to 720,000 shares of common stock at a purchase price of $.30 per share which will be exercisable for a period of 5 years, which means that the placement agent will receive a warrant to purchase one share of common stock for every 10 shares sold by the placement agent. For the nine months ended September 30, 2004 one Placement Agent sold a total of 1,388,000 shares for an aggregate of $347,000 net of $41,640 in commissions. Through September 30, 2004, the same placement agent was paid in full the 10% commission and 2% non accountable expense fee. The placement agent is entitled to receive a warrant to purchase 172,800 common shares of the Company's stock at $0.30 per share. The offering was closed on September 30, 2004, and the warrant was issued on October 15, 2004.

            In September 2004, the Company's Chief Executive Officer, purchased an aggregate of 400,000 shares of the Company's restricted common stock through a private sale for a purchase price of $.25 per share. The total purchase price was $100,000.

            Stock Option Plan:

            On December 15, 2003, the Company's stockholders ratified the SearchHelp, Inc. 2004 Stock Plan ("Plan") which became effective January 1, 2004. Under the Plan, 1,500,000 shares of the Company's common stock are reserved for issuance to employees (including officers), directors and consultants upon exercise of options, stock awards, and stock purchase rights. Options intended to qualify as incentive stock options ("ISO") under Section 422(b) of the Internal Revenue Code of 1986 are to be granted to employees only at an exercise price not less than 100% of the fair market value of the Company's common stock at date of grant except for employees holding more than 10% of the Company's common stock whose option price shall be 110% of fair market value at date of grant. Options, stock awards and purchase rights not intended to qualify as ISOs may be granted to employees, officers, directors and consultants to the Company. The minimum exercise price of non-qualified ISOs shall be not less than the minimum legal consideration required under the laws of jurisdiction where the Company was organized. The number of shares granted, terms of exercise, and expiration dates are to be decided at the date of grant of each option, award and purchase right by the Company's Compensation Committee of the Board of Directors. The maximum term of an ISO is five
      (5) years and ten (10) years for non-qualifying ISO. The Plan commenced on January 1, 2004 and will terminate on December 31, 2014 unless sooner terminated by the Board of Directors.

            During the nine months ended September 30, 2004 options under the Plan to acquire 615,590 common shares were issued to employees, officers and directors of the Company at prices ranging from $0.47 to $0.77 which was the average of the bid and ask of the common stock on the dates of grant. As the Company has elected to use APB 25 for accounting for its employee stock plan, no compensation has been recognized for its fixed stock option plan. If the Company had determined compensation cost for its stock option plan based on the fair value at the grant dates for awards under the Plan, consistent with the method prescribed by FASB 123, the Company's net loss and loss per share would have been increased by (i) $31,092 to $946,934, ($0.04) per share for the nine months ended September 30, 2004 and (ii) $16,020 to $291,648 ($0.01) per share for the three months ended September 30, 2004. The fair value of stock options used to compute pro forma net income and earnings per share disclosures is the estimated value at grant date using the Black-Scholes option-pricing model with the following weighted average assumptions: expected dividend yield of 0%; expected volatility of 200%; a risk free interest rate of 6.0%; and expected option life of 5 years.

            In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an Amendment of FASB Statement No. 123" (SFAS No. 148). SFAS No. 148 provides alternative methods of transition for companies making a voluntary change to fair value-based accounting for stock-based employee compensation. The Company continues to account for its stock option plan under the intrinsic value recognition and measurement principles of APB Opinion No. 25 "Accounting for Stock Issued to Employees," and related Interpretations. Effective for interim periods beginning after December 15, 2002, SFAS No. 148 also requires disclosure of pro-forma results on a quarterly basis as if the Company had applied the fair value recognition provisions of SFAS No. 123.

            As the exercise price of all options granted under the plan was equal to or above the market price of the underlying common stock on the grant date, no stock-based employee compensation is recognized in net income. The following table illustrates the effect on net income and earnings per share if the company had applied the fair value recognition provisions of SFAS No. 123, as amended, to options granted under the stock option plans and rights to acquire stock granted under the company's Stock Participation Plan, collectively called "options." For purposes of this pro-forma disclosure, the value of the options is estimated using a Black-Scholes option pricing model and amortized ratably to expense over the options' vesting periods. Because the estimated value is determined as of the date of grant, the actual value ultimately realized by the employee may be significantly different.

                                                                                                                   Cumulative From
                                                                                                                For The Three Months
                                             For The Nine Months Ended           For The Three Months Ended             Ended
                                                   September 30,                       September 30,                September 30,
                                                   -------------                       -------------                -------------
                                              2004              2003              2004                2003       September 30, 2004
                                              ----              ----              ----                ----       ------------------
Net loss as reported                        (915,842)          (587,541)        (275,628)          (107,280)       (2,881,568)
Net loss pro forma                          (946,934)          (587,541)        (291,648)          (107,280)       (2,912,660)
Shares - Basic                            28,485,033         18,644,000       28,485,033         18,644,000        28,485,033
Basic loss per share as reported         ($     0.04)       ($     0.04)     ($     0.04)       ($     0.01)      ($     0.04)
Basic loss per share pro forma           ($     0.04)       ($     0.04)     ($     0.04)       ($     0.01)      ($     0.04)

      The fair value of the Company's stock options used to compute pro forma net income and earnings per share disclosures is the estimated value at grant date using the Black-Scholes option-pricing model with the following weighted average assumptions for the nine and three months ended September 30, 2004 and 2003, respectively: expected dividend yield of 0%; expected volatility of 200%; a risk free interest rate of 6.0%; and expected option life of 5 years.

      Presented below is a summary of the status of the stock options in the plan and the related transactions for the nine months ended September 30, 2004.

                                                                      WEIGHTED
                                                                      AVERAGE
                                                                      EXERCISE
                                                          SHARES       PRICE
      Options outstanding at the
      beginning of the period                             595,590     $  0.53
      Granted                                                   0
      Canceled/Surrendered                                 20,000     $  0.24
      Exercised                                                 0
      Forfeited                                                 0
                                                          -------
      Options outstanding at the
      end of the period                                   575,590     $  0.53
                                                          =======     =======

      Options exercisable at the
      end of the period                                   218,898     $  0.51
                                                          =======     =======

      The weighted average fair value of stock options at date of grant, calculated using the Black-Scholes option-pricing model, granted during the nine months ended September 30, 2004 was $0.53.

      The Company may issue options to purchase the Company's common stock to officers, non-employees, non-employee directors or others as part of settlements in disputes and/or incentives to perform services for the Company. The Company accounts for s tock options issued to vendors and non-employees of the Company under SFAS No. 123 "Accounting for
      Stock-based Compensation." The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model is charged to operations utilizing weighted average assumptions identical to those used for options granted to employees.

      The following table summarizes the status of all the Company's stock options outstanding and exercisable at September 30, 2004.

                                                 STOCK OPTIONS                 STOCK OPTIONS
                                                  OUTSTANDING                  EXERCISABLE
                                                  -----------                  -----------
                                                         WEIGHTED                   WEIGHTED
                                                         AVERAGE                    AVERAGE
                                                         EXERCISE                   EXERCISE
             EXERCISE PRICES               SHARES         PRICE         SHARES       PRICE
             ---------------               ------         -----         ------       -----
                  $0.25                    750,000        $0.24         750,000      $0.24
                  $0.33                  2,300,000        $0.32               0      $0.32
                  $0.47                    445,590        $0.46         218,898      $0.46
                  $0.62                    750,000        $0.61         500,000      $0.61
                  $0.70                     90,000        $0.68          22,500      $0.68
                  $0.77                    120,000        $0.75          30,000      $0.75
                                         ---------        -----          ------      -----
      Total at September 30 , 2004       4,455,590        $0.51       1,521,398      $0.51
                                         ---------        -----       ---------      -----

            As of September 30, 2004, outstanding options to purchase a total of 40,000 shares of the Company's common stock were granted to members of the Company's Advisory Board in May 2004. A consultant was also granted two options to purchase an aggregate of 750,000 shares of the Company's common stock which are outstanding at September 30, 2004. (See note 12b). None of the options have been exercised at September 30, 2004.

NOTE 12 - COMMITMENTS AND CONTINGENCIES.

      (a)   Stock Purchase Rights:

            Certain notes payable include a default penalty that entitles the holder to purchase (i) 10,000 shares of the Company's common stock for $.01 per share if the note is not repaid on its original due date and (ii) 5,000 shares of the Company's common stock for $.01 per share for each thirty day period the note remains unpaid past its original due date. Each note holder receives these purchase rights regardless of whether the individual note holder agrees to extend the due date of the note. Through December 31, 2002, the note holders received rights to acquire 780,000 shares of the Company's common stock at $.01 a purchase price of each. The difference between the fair value of the common stock underlying the purchase rights ($.09 per share, which was the ascribed fair value of the purchase rights using the Black-Scholes Option Pricing Model for determining fair value) and the exercise price of $.01 is charged to operations as additional interest on the date the purchase rights are issued. Through December 31, 2002, the note holders exercised rights to acquire 310,000 shares of the Company's common stock. During the year ended December 31, 2003, the note holders received additional rights to acquire 345,000 shares of the Company's common stock at a purchase price of $.01 per share. The difference between the fair value of the common stock underlying the purchase rights ($.49 per share which was determined by management as the difference between the $.50 per unit price the common stock was then being offered to the public and the $.01 par share note holders purchase price). During the year ended December 31, 2003, the note holders exercised purchase rights to acquire 815,000 shares of the Company's common stock. At September 30, 2004, no purchase rights to acquire common shares were outstanding.

      (b)   Former License and Distribution Agreement.

            In June 2002, the Company entered into a 5 year license agreement with Edocusign, Inc., to be the exclusive licensee through December 31, 2003 and a non-exclusive licensee thereafter to manufacture, package, promote, advertise, market and sell a software package designed to assist parents to monitor their child's on-line behavior. The Company was required to pay the licensor an initial license fee of $50,000 and thereafter a royalty of $4 for each product sold. At December 31, 2002 the unamortized portion of the deferred license fee was $44,167 and the licensor was owed $50,000 which is included in accounts payable and accrued expenses at December 31, 2002. Through August 15, 2003, the Company paid the licensor $25,000.

            Effective August 15, 2003, the parties terminated the agreement by entering into a software purchase and services agreement. Under the terms of this agreement the Company is not required to pay the balance owed of $25,000 under the license agreement. The Company, under the new agreement, will acquire the software and all related documents which it had licensed in the June 2002 agreement. The purchase price for the software is $50,000 in cash of which $10,000 was paid at the signing of the agreement, the Company was given a $25,000 credit for the cash paid under the old license agreement and the balance of $15,000 was paid on March 26, 2004 on the date of the closing. The seller also received additional compensation for the software in the form of two options to buy a total of 750,000 shares of the Company's common stock. The exercise price of the shares is $ .62 per share which is the average of the Company's trading prices for the thirty (30) day period immediately preceding the effective date of the agreement. One option to purchase 250,000 shares of the Company's common stock is exercisable only if the Company sells 3,000,000 units of the software in the five (5) year period immediately following the closing. The other option to purchase 500,000 shares of the Company's common stock is exercisable at any time up to five (5) years. The fair value of the option for 500,000 shares at the date of grant was $290,000 which along with the $50,000 in cash is reflected in the accompanying financial statements as capitalized software costs of $562,477. This asset will be amortized over its estimated useful life of three years.

            The option to purchase 250,000 shares of the Company's common stock will be reflected in financial statements upon the fulfillment of the conditional sale of product. The agreement also requires the licensor to perform certain consulting services for the Company for $8,000 per month commencing in October 2003 through April 2004. The Company has extended the agreement for an additional three months to July 2004 and currently working on a month to month consulting basis. The consulting services include, among other items, assistance in hiring, training and overseeing a technical support team for the Company.

      (c)   Lease:

            The Company is obligated under an operating lease for its office, which expires on December 1, 2004, at an annual rent of $12,960.

      (d)   Employment Agreements:

            On December 8, 2003, William Bozsnyak entered into an amended and restated 3-year employment agreement with the Company. Currently, Mr. Bozsnyak is the Chief Executive Officer and Treasurer, Vice President and Chairman of the Board of Directors. The agreement provides for a base salary of $80,000 and a minimum annual increase in base salary of 5% if approved by the Board of Directors. His salary may be increased to $150,000 per annum upon the Company's successful completion of future sales of stock with total gross proceeds of at least $2,400,000 As of September 30, 2004 the Company has accrued $59,998 of his compensation. The Company has stopped accruing Mr. Bozsnyak's salary as of September 30, 2004.

            On December 8, 2003, Debbie Seaman entered into an amended and restated 3-year employment agreement with the Company. Currently, Ms. Seaman is the President and Secretary. The agreement provides for a base salary of $70,000 and a minimum annual increase in base salary of 5% if approved by the Board of Directors. Her salary may be increased to $140,000 per annum upon the Company's successful completion of future sales of stock with total gross proceeds of at least $2,400,000. For the nine months ended September 30, 2004, Ms. Seaman received $14,860 in compensation. Ms. Seaman stopped receiving her salary in May, 2004. As of September 30, 2004 the Company has accrued $27,640 of her compensation. The Company has stopped accruing Ms. Seaman's salary as of September 30, 2004.

            Both of these employment agreements will be automatically extended each year unless either the employee or the Company gives notice. Both Mr. Bozsnyak and Ms. Seaman will receive incentive bonuses to be determined prior to the commencement of each year if they satisfy the criteria for such bonuses as determined by the Company's compensation committee. Both Ms. Seaman and Mr. Bozsnyak will be granted options to purchase up to $200,000 worth of shares of common stock at a price equal to the midpoint between the bid and ask price of a share of common stock on the date of the grant from the Company's 2004 Stock Plan.

            On March 18, 2004, the Company hired a part time Chief Financial Officer, Noel C. Bonilla. Mr. Bonilla entered into an employment agreement with the Company in which he will receive, beginning April 1, 2004, $2,000 per month salary; $1,000 per month will be deferred until the Company has sufficient funds to pay him. Mr. Bonilla also has been granted the right to purchase 70,000 shares of the Company's common stock under the Company's 2004 Stock Plan at a purchase price of $0.47. The option will vest equally each year over the next four years. As of September 30, 2004 the Company has paid Mr. Bonilla $12,000 in compensation and will pay him $2,000 per month as long as the Company can afford to do so. Mr. Bonilla will not receive his salary for a three month period beginning November 1, 2004 through January 31, 2005. Instead, Mr. Bonilla has agreed to take an option to purchase 50,000 shares of the Company's common stock at a purchase price of $.25. This option will vest in 90 days from the date of grant and will expire in 5 years.

            On March 18,  2004,  the Company  hired Eric Elgar as the  Company's
      Chief Technical Officer. Mr. Elgar entered into an employment agreement with the Company in which he will receive, beginning April 1, 2004, an annual salary of $100,000. Mr. Elgar is guaranteed employment for at least six months and he also has been granted the right to purchase 150,000 shares of the Company's stock at $0.47. The option will vest fully one year from the date of grant. Mr. Elgar will not receive his salary for a three month period beginning November 1, 2004 through January 31, 2005. Instead, Mr. Elgar has agreed to take an option to purchase 50,000 shares of the Company's common stock at a purchase price of $.25. This option will vest in 90 days from the date of grant and will expire in 5 years.